UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2009

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2009, the Board of Directors (the “Board”) of First Cash Financial Services, Inc., (the “Company”) adopted a resolution increasing the number of persons comprising the Board from five to seven and electing Mr. Mikel D. Faulkner and Mr. Randel G. Owen to fill the new director positions.  Furthermore, Mr. Faulkner has been elected to serve on the Audit Committee and the Compensation Committee of the Board, while Mr. Owen has been elected to serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

Mr. Faulkner, age 60, has served as chief executive officer of HKN, Inc. (NYSE Amex: HKN) since 1982 and president of HKN since 2003.  HKN, Inc., formerly Harken Energy Corporation, is an independent energy company engaged both in the development and production of crude oil, natural gas and coalbed methane assets.  Since 2002, Mr. Faulkner has also served as chairman of the board of directors of Global Energy Development PLC, a quoted company on the London Stock Exchange (AIM).

Mr. Owen, age 50, has served as chief financial officer and executive vice president of Emergency Medical Services Corporation (NYSE Amex: EMS) since 2005.  EMS is the publicly-held holding company for American Medical Response and EmCare.  Mr. Owen’s recent employment experience also includes service as executive vice president and chief financial officer of American Medical Response from 2003 to 2005 and experience in a progression of senior financial positions, including CFO, at EmCare Holdings, Inc. from 1999 to 2003.

There are no arrangements or understandings between Mr. Faulkner or Mr. Owen and any other person pursuant to which either of them were appointed as directors of the Company.  There are no transactions to which the Company is a party and in which either Mr. Faulkner or Mr. Owen has a material interest that are required to be disclosed under Item 404 (a) of Regulation S-K.

Neither Mr. Faulkner nor Mr. Owen is an employee of the Company.  Both Mr. Faulkner and Mr. Owen will participate in the annual compensation package for non-employee directors.  Under the current compensation package, non-employee directors receive annual cash compensation of $50,000 payable in quarterly installments.  The compensation paid to Mr. Faulkner and Mr. Owen will be prorated in 2009 for the period from the date of election on October 23 through December 31, 2009.

The Company has issued a press release dated October 26, 2009 announcing the appointment of the two additional directors, which is attached hereto as Exhibit 99.1.

Item 8.01   Other Events

On October 23, 2009, the Board of Directors amended the charters of Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The amended committee charters can be found at  http://www.firstcash.com/about_first_cash/corporate_governance.html listed under Committee Charters.  Effective with the appointment of the new directors, as described in Item 5.02, each committee of the Board is comprised as follows:

Audit Committee:  Tara MacMahon (chair), Mikel Faulkner, Randel Owen

Nominating and Corporate Governance Committee:  Randel Owen (chair), Tara MacMahon

Compensation Committee:  Mikel Faulkner (chair), Tara MacMahon, Randel Owen

  Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press Release dated October 26, 2009 announcing the addition of two independent directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 26, 2009                                                     FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)